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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                            [KV PHARMACEUTICAL logo]


FOR IMMEDIATE RELEASE


             KV PHARMACEUTICAL COMPANY RECEIVES ANDA APPROVAL FOR
           4 MG. AND 8 MG. ONDANSETRON ORALLY DISINTEGRATING TABLETS

   PRODUCTS ARE AB-RATED TO BRAND ZOFRAN ODT(R) MARKETED BY GLAXOSMITHKLINE


St. Louis, MO, June 26, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has received approval from the U.S. Food and Drug Administration to market Ondansetron 4 mg. and 8 mg. Orally Disintegrating Tablets. These products will be marketed by the Company's wholly-owned subsidiary, ETHEX Corporation.

Ondansetron Orally Disintegrating Tablets (Zofran ODT(R), GlaxoSmithKline) are indicated for the prevention of postoperative nausea and vomiting, as well as nausea and vomiting associated with emetogenic cancer chemotherapy and radiotherapy. Zofran ODT(R) had branded revenues of over $200 million as reported from May 2006 through May 2007.

The Company expects to launch into this competitive marketplace immediately.

ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.



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SAFE HARBOR
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The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions,.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but not limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approvals, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the outcome of a previously disclosed inquiry into the effect of certain stock option grants by an independent committee of the Company's Audit Committee and the completion of the financial statements for the second and third quarters and year ended fiscal 2007; and
(15) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.